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                                                                    EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. (333-54628) of ChipPAC, Inc. of our reports dated January 25, 2001, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Jose, California
March 30, 2001